Exhibit 99.1

Contact:	Investors/Analysts
Tiffany Louder
Alliance Data
214-494-3048
Tiffany.Louder@AllianceData.com

Media
Shelley Whiddon
Alliance Data
214-494-3811
Shelley.Whiddon@alliancedata.com

ALLIANCE DATA PROVIDES CARD SERVICES
PERFORMANCE UPDATE FOR MAY 2020

COLUMBUS, Ohio, June 15, 2020 – Alliance Data Systems Corporation (NYSE: ADS), a leading provider of data-driven marketing, loyalty and payment solutions, provided an update on its Card Services segment.

In connection with the release of the Company’s Master Trust Monthly Noteholder’s Statement, the Company is releasing similar metrics for the overall total managed portfolio. The Master Trust data represents a subset of the Company’s total managed portfolio, and the Company believes the information presented below provides a more complete view of the Card Services segment.

	For the month ended May 31, 2020	For the five months ended May 31, 2020
	(dollars in thousands)
Average receivables	$15,948,311	$17,524,597
Year over year change in average receivables	(4)%	5%
Net charge-offs	$105,946	$528,817
Net charge-offs as a percentage of average receivables (1)	8.0%	7.2%

(1)	Compares to 6.3% and 6.4% for the month and five months ended May 31, 2019, respectively.

	As of May 31, 2020	As of May 31, 2019
	(dollars in thousands)
30 days + delinquencies - principal	$727,841	$809,035
Period ended receivables - principal	$15,139,495	$16,241,546
Delinquency rate	4.8%	5.0%

In response to the COVID-19 pandemic, in March 2020 the Company began to offer forbearance programs to affected cardholders, which provide for short-term modifications in the form of payment deferrals and late fee waivers to borrowers who were current as of their most recent billing cycle prior to the announcement of the forbearance programs. Those accounts receiving forbearance relief may not advance to the next delinquency cycle, including eventually to charge-off, in the same timeframe that would have occurred had the forbearance relief not been granted. Thus, delinquency rates may be impacted by the forbearance relief granted in connection with the COVID-19 pandemic.

Alliance Data Systems Corporation
June 15, 2020

About Alliance Data

Alliance Data® (NYSE: ADS) is a leading provider of data-driven marketing, loyalty and payment solutions serving large, consumer-based industries. The Company creates and deploys customized solutions that measurably change consumer behavior while driving business growth and profitability for some of today's most recognizable brands. Alliance Data helps its partners create and increase customer loyalty across multiple touch points using traditional, digital, mobile and emerging technologies. An S&P 500 and FORTUNE 500 company headquartered in Columbus, Ohio, Alliance Data consists of businesses that together employ over 8,500 associates at more than 50 locations worldwide.

Alliance Data’s Card Services business is a provider of market-leading private label, co-brand, and business credit card programs. LoyaltyOne® owns and operates the AIR MILES® Reward Program, Canada’s most recognized loyalty program, and Netherlands-based BrandLoyalty, a global provider of tailor-made loyalty programs for grocers. More information about Alliance Data can be found at www.AllianceData.com.

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Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give our expectations or forecasts of future events and can generally be identified by the use of words such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “project,” “plan,” “likely,” “may,” “should” or other words or phrases of similar import. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements we make regarding, and the guidance we give with respect to, our anticipated operating or financial results, completion of strategic initiatives, future dividend declarations, and future economic conditions, including, but not limited to, fluctuation in currency exchange rates, market conditions and COVID-19 impacts related to relief measures for impacted borrowers and depositors, labor shortages due to quarantine, reduction in demand from clients, supply chain disruption for our reward suppliers and disruptions in the airline or travel industries.

We believe that our expectations are based on reasonable assumptions. Forward-looking statements, however, are subject to a number of risks and uncertainties that could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, and no assurances can be given that our expectations will prove to have been correct. These risks and uncertainties include, but are not limited to, factors set forth in the Risk Factors section in our Annual Report on Form 10-K for the most recently ended fiscal year, which may be updated in Item 1A of, or elsewhere in, our Quarterly Reports on Form 10-Q filed for periods subsequent to such Form 10-K. Our forward-looking statements speak only as of the date made, and we undertake no obligation, other than as required by applicable law, to update or revise any forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.

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